Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2012 Financial Results

Record $164.5 Million in Total Revenues

TYSONS CORNER, Va., January 28, 2013 – MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of business intelligence (BI) and mobile software, today announced financial results for the three-month period ended December 31, 2012 (the fourth quarter of its 2012 fiscal year).

Fourth quarter 2012 revenues were $164.5 million versus $160.3 million for the fourth quarter of 2011, a 3% increase. Product licenses revenues for the fourth quarter of 2012 were $46.3 million versus $54.5 million for the fourth quarter of 2011, a 15% decrease. Product support and other services revenues for MicroStrategy’s core BI business for the fourth quarter of 2012 were $109.7 million versus $99.5 million for the fourth quarter of 2011, a 10% increase.

Operating expenses for the fourth quarter of 2012 were $111.3 million versus $113.7 million for the fourth quarter of 2011, a 2% decrease. The decrease in operating expenses was due primarily to a reduction in sales and marketing expense.

Net income for the fourth quarter of 2012 was $8.2 million, or $0.73 per share on a diluted basis, compared to $9.0 million, or $0.81 per share on a diluted basis, for the fourth quarter of 2011.

As of December 31, 2012, MicroStrategy had cash and cash equivalents of $224.4 million versus $199.6 million as of December 31, 2011, an increase of $24.8 million. As of December 31, 2012, MicroStrategy had 9,057,303 shares of class A common stock and 2,227,327 shares of class B common stock outstanding.

Fourth Quarter Highlights in Big Data, Mobile Applications, and Cloud-based BI

In the fourth quarter of 2012, MicroStrategy continued to bolster its position as a leading worldwide provider of business intelligence and mobile software. The company continued to offer visionary thought leadership, superior service to its customers, and disruptive new products.

MicroStrategy Announces the General Availability of Express, an Innovative New Software-as-a-Service (SaaS) Offering

In October 2012, MicroStrategy announced the general availability of Express, enabling any business person – regardless of technical skill – to access and analyze data on their own, and deploy powerful data-driven mobile apps to thousands of users within days. Express combines the simplicity and flexibility of a cloud-based solution with the analytical depth, performance and scalability of world-class business intelligence. Business people can access on-premises and cloud-based data rapidly and securely, and explore it using powerful and intuitive data visualizations. They can design and share mobile apps without writing a line of code. They can build boardroom-quality dashboards using pixel-perfect editing capabilities, and automatically publish personalized documents to any number of recipients. To try the free service, visit http://www.microstrategy.com/cloud/express/.

MicroStrategy Rated #1 by Dresner Advisory Study for Second Year in a Row for Mobile Business Intelligence Offering

In November 2012, MicroStrategy announced that it has been rated the top Mobile Business Intelligence offering out of 25 product offerings in the widely followed 2012 Wisdom of Crowds® Mobile Business Intelligence Market Study® from Dresner Advisory Services. This is the second year in a row MicroStrategy Mobile received this number one ranking.

The MicroStrategy Mobile BI platform goes above and beyond standard business intelligence to become a full mobile app development platform. The MicroStrategy Mobile App Platform enables organizations to build a wide variety of essential mobile apps that deliver workflows, transactions, mobile operations systems access, multimedia, and business intelligence in compelling custom native apps. The Dresner study rated MicroStrategy the top Mobile BI offering, with the highest platform score and the highest customer user rating for Mobile BI among all 25 vendors rated.

MicroStrategy Enhances Innovative Big Data Capabilities with Certified Integration to Amazon Redshift Analytical Data Warehouse Service

In November 2012, MicroStrategy announced that it certified its integration with the Amazon Redshift data warehouse service. Launched by Amazon Web Services (AWS), Amazon Redshift is a cloud-based analytical data warehouse service designed to deliver high performance analytics for data warehouse and Big Data applications.

MicroStrategy Releases Survey Results on the Use of Tablet Computers to Support Sales Activities

In December 2012, MicroStrategy announced the results of a survey of over 500 U.S. organizations on the use of tablet computers to support sales activities across many industries. Results of the online survey revealed that:

•	Nearly one in two salespeople cite limited mobile access to key sales systems – i.e. Customer Relationship Management (CRM), Content Management, Order Management – as a challenge.

•	C-level executives point to their respective salesforces’ lack of understanding of customer needs as a major barrier to selling (75%), along with failure to keep product knowledge current (50%).

•

The top five desired activities to perform on a mobile device include: create or update opportunities, view sales collateral, view CRM records, view sales analytics, and collaborate and share ideas with other sales team members.

•

Most sales organizations (72%) grade themselves at a B-level or below on sales meeting quality. To see additional survey result detail, visit http://www.microstrategy.com/download/files/mobile/MSESurveyResults.pdf.

Examples of Customer Deals from Q4 2012

Kinross Gold Corporation

Kinross Gold Corporation (NYSE: KGC) is a Canadian-based gold mining company with mines and projects in Brazil, Canada, Chile, Ecuador, Ghana, Mauritania, Russia and the United States, employing approximately 8,000 people worldwide. Kinross is expanding its use of the MicroStrategy Business Intelligence, Mobile and Analytics platforms to support initiatives around continuous improvement, cost management and mining productivity. Kinross selected MicroStrategy for its integrated architecture platform, ease-of-use, and visualization and reporting capabilities.

Nielsen Holdings N.V.

Nielsen Holdings N.V. (NYSE: NLSN) is a global information and measurement company with leading market positions in marketing and consumer information, television and other media measurement, online intelligence, mobile measurement, trade shows and related properties. Nielsen selected MicroStrategy as its enterprise BI and Mobile software solution to provide its manufacturing, retailer and media clients with the ability to report and analyze market information for their respective products and services.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software, including the MicroStrategy Business Intelligence (BI) Platform™, the MicroStrategy Mobile Platform™, and MicroStrategy Applications™. The Company offers its technologies for deployment in customer data centers and as proprietary cloud services. The MicroStrategy BI Platform enables leading organizations to analyze vast amounts of data and distribute business insight throughout the enterprise. The MicroStrategy Mobile Platform lets organizations rapidly build enterprise-caliber mobile applications needed to mobilize business processes and information. MicroStrategy Applications are a set of application services designed to help enterprises deploy mobile commerce and loyalty services, build mobile identity and cyber security services, as well as generate real-time insights into consumer preferences. MicroStrategy Cloud™ allows enterprises to deploy MicroStrategy BI apps and mobile apps more quickly and with lower financial risk than with traditional on-premises solutions. To learn more about MicroStrategy, visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Business Intelligence Platform, MicroStrategy Mobile Platform, MicroStrategy Applications, MicroStrategy Express, and MicroStrategy Cloud are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 9.3, MicroStrategy Express, MicroStrategy Wisdom, MicroStrategy Alert and MicroStrategy Usher; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$46,265	$54,502	$147,344	$154,574
Product support and other services	118,188	105,764	447,262	407,576

Total revenues	164,453	160,266	594,606	562,150

Cost of revenues
Product licenses	1,632	2,260	5,819	8,774
Product support and other services	38,050	35,392	146,973	133,246

Total cost of revenues	39,682	37,652	152,792	142,020

Gross profit	124,771	122,614	441,814	420,130

Operating expenses
Sales and marketing	59,230	69,125	219,845	243,029
Research and development	26,708	22,312	94,565	72,618
General and administrative	25,340	22,223	97,251	89,441

Total operating expenses	111,278	113,660	411,661	405,088

Income from operations before financing and other income and income taxes	13,493	8,954	30,153	15,042

Financing and other (expense) income
Interest income, net	50	60	141	199
Gain on sale of investment	—	—	—	3,371
Other (expense) income, net	(1,801)	666	(1,063)	688

Total financing and other (expense) income	(1,751)	726	(922)	4,258

Income from operations before income taxes	11,742	9,680	29,231	19,300
Provision for income taxes	3,502	680	8,685	1,360

Net income	$8,240	$9,000	$20,546	$17,940

Basic earnings per share (1):	$0.73	$0.84	$1.87	$1.67

Weighted average shares outstanding used in computing basic earnings per share	11,245	10,767	10,995	10,719

Diluted earnings per share (1):	$0.73	$0.81	$1.84	$1.62

Weighted average shares outstanding used in computing diluted earnings per share	11,281	11,078	11,174	11,066

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.
*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Product licenses	$46,265	$54,502	$—	$—	$46,265	$54,502
Product support and other services	109,721	99,467	—	—	109,721	99,467
Angel.com services	—	—	8,467	6,297	8,467	6,297

Total revenues	155,986	153,969	8,467	6,297	164,453	160,266

Cost of revenues
Product licenses	1,632	2,260	—	—	1,632	2,260
Product support and other services	34,807	32,539	—	—	34,807	32,539
Angel.com services	—	—	3,243	2,853	3,243	2,853

Total cost of revenues	36,439	34,799	3,243	2,853	39,682	37,652

Gross profit	119,547	119,170	5,224	3,444	124,771	122,614

Operating expenses
Sales and marketing	56,590	66,628	2,640	2,497	59,230	69,125
Research and development	25,079	20,946	1,629	1,366	26,708	22,312
General and administrative	24,192	21,288	1,148	935	25,340	22,223

Total operating expenses	105,861	108,862	5,417	4,798	111,278	113,660

Income (loss) from operations before financing and other income and income taxes	13,686	10,308	(193)	(1,354)	13,493	8,954

Financing and other (expense) income
Interest income, net	50	60	—	—	50	60
Gain on sale of investment	—	—	—	—	—	—
Other (expense) income, net	(1,799)	709	(2)	(43)	(1,801)	666

Total financing and other (expense) income	(1,749)	769	(2)	(43)	(1,751)	726

Income (loss) from operations before income taxes	$11,937	$11,077	$(195)	$(1,397)	$11,742	$9,680
Provision for income taxes					3,502	680

Net income					$8,240	$9,000

Basic earnings per share					$0.73	$0.84

Weighted average shares outstanding used in computing basic earnings per share					11,245	10,767

Diluted earnings per share					$0.73	$0.81

Weighted average shares outstanding used in computing diluted earnings per share					11,281	11,078

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Core BI Business		Angel.com		Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Product licenses	$147,344	$154,574	$—	$—	$147,344	$154,574
Product support and other services	418,380	382,594	—	—	418,380	382,594
Angel.com services	—	—	28,882	24,982	28,882	24,982

Total revenues	565,724	537,168	28,882	24,982	594,606	562,150

Cost of revenues
Product licenses	5,819	8,774	—	—	5,819	8,774
Product support and other services	135,257	121,924	—	—	135,257	121,924
Angel.com services	—	—	11,716	11,322	11,716	11,322

Total cost of revenues	141,076	130,698	11,716	11,322	152,792	142,020

Gross profit	424,648	406,470	17,166	13,660	441,814	420,130

Operating expenses
Sales and marketing	209,975	231,504	9,870	11,525	219,845	243,029
Research and development	88,190	67,863	6,375	4,755	94,565	72,618
General and administrative	93,384	86,237	3,867	3,204	97,251	89,441

Total operating expenses	391,549	385,604	20,112	19,484	411,661	405,088

Income (loss) from operations before financing and other income and income taxes	33,099	20,866	(2,946)	(5,824)	30,153	15,042

Financing and other (expense) income
Interest income (expense), net	143	199	(2)	—	141	199
Gain on sale of investment	—	3,371	—	—	—	3,371
Other (expense) income, net	(1,035)	764	(28)	(76)	(1,063)	688

Total financing and other (expense) income	(892)	4,334	(30)	(76)	(922)	4,258

Income (loss) from operations before income taxes	$32,207	$25,200	$(2,976)	$(5,900)	$29,231	$19,300
Provision for income taxes					8,685	1,360

Net income					$20,546	$17,940

Basic earnings per share					$1.87	$1.67

Weighted average shares outstanding used in computing basic earnings per share					10,995	10,719

Diluted earnings per share					$1.84	$1.62

Weighted average shares outstanding used in computing diluted earnings per share					11,174	11,066

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2012	December 31, 2011*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$224,393	$199,634
Restricted cash and short-term investments	86	289
Accounts receivable, net	93,758	94,723
Prepaid expenses and other current assets	13,288	17,043
Deferred tax assets, net	26,616	31,516

Total current assets	358,141	343,205

Property and equipment, net	100,514	95,311
Capitalized software development costs, net	10,360	7,031
Deposits and other assets	5,259	5,306
Deferred tax assets, net	3,664	2,998

Total Assets	$477,938	$453,851

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$42,492	$46,401
Accrued compensation and employee benefits	74,153	68,308
Deferred revenue and advance payments	101,888	103,199
Deferred tax liabilities	523	485

Total current liabilities	219,056	218,393

Deferred revenue and advance payments	8,823	10,841
Other long-term liabilities	43,517	45,141
Deferred tax liabilities	6,231	10,498

Total Liabilities	277,627	284,873

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,462 shares issued and 9,057 shares outstanding, and 14,810 shares issued and 8,405 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,227 and 2,378 shares issued and outstanding, respectively	2	2
Additional paid-in capital	468,087	457,837
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(1,515)	(2,052)
Retained earnings	208,906	188,360

Total Stockholders’ Equity	200,311	168,978

Total Liabilities and Stockholders’ Equity	$477,938	$453,851

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2012	2011*
	(unaudited)
Operating activities:
Net income	$20,546	$17,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,519	18,526
Bad debt expense	4,977	1,485
Deferred taxes	(79)	(5,403)
Gain on sale of investment	—	(3,371)
Changes in operating assets and liabilities:
Accounts receivable	(3,438)	(15,141)
Prepaid expenses and other current assets	1,002	7,115
Deposits and other assets	94	85
Accounts payable and accrued expenses	3,154	4,775
Accrued compensation and employee benefits	5,431	9,061
Deferred revenue and advance payments	(3,861)	18,498
Other long-term liabilities	(2,461)	7,244

Net cash provided by operating activities	49,884	60,814

Investing activities:
Proceeds from sale of investment	—	3,371
Purchases of property and equipment	(31,116)	(40,660)
Capitalized software development costs	(8,148)	(5,907)
Insurance proceeds	3,206	7,065
Decrease (increase) in restricted cash and investments	225	(51)

Net cash used in investing activities	(35,833)	(36,182)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	10,250	2,463
Payments on capital lease obligations	(491)	—

Net cash provided by financing activities	9,759	2,463

Effect of foreign exchange rate changes on cash and cash equivalents	949	(1,558)

Net increase in cash and cash equivalents	24,759	25,537
Cash and cash equivalents, beginning of period	199,634	174,097

Cash and cash equivalents, end of period	$224,393	$199,634

*	Derived from audited financial statements.